SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 23, 2003

WASTE CONNECTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NO. 0-23981

94-3283464

(I.R.S. Employer Identification No.)

35 Iron Point Circle, Suite 200, Folsom, CA 95630

(Address of principal executive offices)

Registrant's telephone number, including area code: (916) 608-8200

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events and Regulation FD Disclosure

Waste Connections, Inc. has successfully closed an agreement for $575 million in senior secured credit facilities comprised of a $400 million, senior secured five-year revolving credit facility and a $175 million, senior secured seven-year term loan. The credit facilities will be used to refinance Waste Connections' existing indebtedness (including repayment of its 2006 Convertible Subordinated Notes) and may also be used for general corporate purposes, including permitted acquisitions, capital expenditures, working capital and standby letters of credit.

A copy of the Amended and Restated Revolving Credit and Term Loan Agreement dated as of October 22, 2003, is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9. Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 9 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any registration statement or other filing pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

During its earnings conference call on October 23, 2003, Waste Connection's management highlighted the following estimates for the fourth quarter of 2003:

(Dollar amounts are approximations and in millions)

Fourth Quarter
Revenue	$148 - $150
Operating income before depreciation and amortization	$49 - $51
Capital expenditures	$18 - $19

For the fourth quarter, management estimates depreciation and amortization expense to be approximately 8.5% of revenue and SG&A to be approximately 9.4% of revenue. For the full year, management estimates Waste Connections' free cash flow to be at the high end of its original guidance of $70-$75 million.

Operating income before depreciation and amortization and free cash flow, each a non-GAAP financial measure, are provided because they are widely used by investors for valuation and financial performance measures in the solid waste industry. These measures should be used in conjunction with GAAP financial measures. Management uses operating income before depreciation and amortization and free cash flow as two of the principal measures to evaluate and monitor the ongoing financial performance of the Company's operations. Other companies may calculate operating income before depreciation and amortization and free cash flow differently. Readers should refer to the Non-GAAP Reconciliation Schedule contained in the Company's third quarter 2003 press release furnished in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2003, for a reconciliation of these items in the third quarter.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "estimates," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. WCI's business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may materially differ from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) competition or unfavorable industry conditions could lead to a decrease in demand for the Company's services and to a decline in prices realized by the Company for its services, (2) the Company depends in part on acquisitions for growth, it may be required to pay increased prices for acquisitions, and it may experience difficulty in integrating and deriving synergies from acquisitions, or finding acquisition targets suitable to its growth strategy. (3) the Company may not always have access to the additional capital that it may require for its growth strategy or its cost of capital may increase, (4) governmental regulations may require increased capital expenditures or otherwise affect the Company's business, (5) companies that WCI acquires could have undiscovered liabilities, (6) large, long-term collection contracts on which the Company depends may not be replaced when they expire or are terminated, and (7) the Company is highly dependent on the services of senior management, who would be difficult or impossible to replace. These risks and uncertainties, as well as others, are discussed in greater detail in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q. There may be additional risks that the Company does not presently know or that it currently believes are immaterial which could have an adverse impact on its business. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Forward looking statements in this Current Report on Form 8-K include, among others, statements regarding expectations for the fourth quarter of 2003, including depreciation and amortization, SG&A and capital expenditures.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

WASTE CONNECTIONS, INC.

(Registrant)

BY: /s/ Ronald J. Mittelstaedt

Date: October 23, 2003 Ronald J. Mittelstaedt,

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	DESCRIPTION
99	Amended and Restated Revolving Credit and Term Loan Agreement dated as of October 22, 2003.